UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

ABX AIR, INC.

(Exact name of registrant as specified in its charter)

DE	0-50368	91-1091619
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

145 Hunter Drive, Wilmington, OH 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-5591

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

On May 9, 2007, the Board of Directors of ABX Air, Inc., upon the recommendation of the Compensation Committee, adopted the ABX Air, Inc. Executive Incentive Compensation Plan (“EICP”) for fiscal 2007. The EICP is identical to the executive incentive compensation plan the Company had in place during fiscal 2006.

Bonus opportunities under the EICP are primarily based on the achievement of incremental markup revenue earned under the Company’s ACMI Service Agreement and Hub and Line-Haul Services Agreement with DHL. The executive officers are eligible to receive a bonus under the EICP utilizing a non-discretionary formula ranging from zero to a specified percentage of the executive’s salary. The EICP includes a bonus table for each executive officer. After it is determined what the percent of incremental markup revenue achieved was for the fiscal year (calculated as incremental markup revenue divided by expenses eligible for markup under the commercial agreements with DHL), the Compensation Committee simply refers to the table to determine the corresponding percentage of base salary that is to be awarded for achieving that level of incremental markup. The tables include a different percentage of salary for each .05% of incremental markup achieved. The minimum and maximum bonus potentials are as follows:

Executive Officer	.05% of Incremental Markup Achieved	1.8% of Incremental Markup Achieved
Chief Executive Officer	5% of base salary	130% of base salary
Senior Vice President	4% of base salary	100% of base salary
Vice President	4% of base salary	80% of base salary

After determining the bonus as described above, the Chief Executive Officer provides the Compensation Committee with his evaluation of each executive’s performance in relation to individual subjective goals specific to the executive. The individual goals are developed by the Chief Executive Officer and the individual, and subsequently approved by the Compensation Committee. Up to 25% of the incentive compensation that an executive would otherwise receive under the EICP is tied to the accomplishment of individual subjective goals specific to the executive.

The Chief Executive Officer’s individual goals are developed by the Compensation Committee and the Chief Executive Officer. The Compensation Committee determines the extent to which the Chief Executive Officer has accomplished his individual subjective goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABX AIR, INC.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President General Counsel & Secretary

Date: May 16, 2007